Exhibit 99.2

The Transactions

Triumph Group Product Support Business Acquisition

The Purchase Agreement

On December 21, 2023, we agreed to acquire the Product Support business (the “Triumph Group Product Support Business”) of Triumph Group, Inc., a Delaware corporation (“Triumph Group”), a supplier of aerospace services, structures, systems and support, pursuant to a definitive Securities and Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Triumph Group; Triumph Aftermarket Services Group, LLC, a Delaware limited liability company; Triumph Group Acquisition Corp., a Delaware corporation; Triumph Group Acquisition Holdings, Inc., a Delaware corporation; and The Triumph Group Operations, Inc., a Delaware corporation (the “Wellington Seller” and, collectively with Triumph Group, Triumph Aftermarket Services Group, LLC, Triumph Group Acquisition Corp. and Triumph Group Acquisition Holdings, Inc., the “Sellers”).

The Purchase Agreement provides that, subject to the terms and conditions set forth therein, we will acquire the Triumph Group Product Support Business by acquiring (a) all outstanding shares of capital stock of Triumph Airborne Structures, LLC, Triumph Accessory Services – Grand Prairie, Inc. and Triumph Aviation Services Asia Ltd. from the applicable Sellers and (b) the Transferred Assets (as defined in the Purchase Agreement) and Assumed Liabilities (as defined in the Purchase Agreement) from the Wellington Seller (collectively, the “Triumph Group Product Support Business Acquisition”) for an aggregate purchase price of $725.0 million, subject to customary adjustments set forth in the Purchase Agreement.

The consummation of the Triumph Group Product Support Business Acquisition is subject to customary closing conditions, including, without limitation, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which occurred on February 8, 2024 without action by the FTC. We cannot assure you that the Triumph Group Product Support Business Acquisition will be completed on the terms or timeline anticipated, or at all.

Sources and Uses

We expect to fund the consideration for the Triumph Group Product Support Business Acquisition with a combination of permanent debt financings, including, without limitation, borrowings under our Amended Revolving Credit Facility. We have also secured a $750.0 million debt financing commitment (the “Debt Financing Commitment”) from Wells Fargo Bank, National Association, Bank of America, N.A., Canadian Imperial Bank of Commerce, New York Branch, CIBC Bank USA, PNC Bank, National Association and Truist Bank, subject to customary closing conditions. The aggregate net cash proceeds from any permanent debt financing will reduce the lenders’ funding commitments under the Debt Financing Commitment.

Amended Revolving Credit Facility

Substantially concurrently with the consummation of the Triumph Group Product Support Business Acquisition, we expect to amend the credit agreement we previously entered into on December 14, 2022 (the “Credit Agreement Amendment”) to, among other things, (i) increase the aggregate lending commitments under the unsecured revolving credit facility under the Credit Agreement (the “Revolving Credit Facility”) to at least $795.0 million depending on additional lending commitments we may receive between the date hereof and the closing date of any permanent debt financing, with an incremental facility that, subject to customary conditions, could provide for additional borrowing capacity of up to $300.0 million (the “Revolving Credit Facility Increase”), (ii) expressly permit the Triumph Group Product Support Business Acquisition and the permanent debt financing, (iii) increase the maximum leverage ratio permitted under the financial covenants, and (iv) include an additional pricing level that will increase the interest rate margins to 250 basis points (in the case of secured overnight financing rate loans) and 150 basis points (in the case of Base Rate loans) if our leverage ratio exceeds 3.75:1.00. The Revolving Credit Facility, as amended by the Credit Agreement Amendment, is referred to as the Amended Revolving Credit Facility.

The Triumph Group Product Support Business Acquisition and the Credit Agreement Amendment, together with any permanent debt financing, including the expected borrowings under the Amended Revolving Credit Facility and the use of the permanent debt financing and such borrowings to fund the consideration for the Triumph Group Product Support Business Acquisition are collectively referred to as the “Transactions.”

Our Company

We are a leading independent provider of solutions to the global aviation aftermarket. We offer a broad line of products and services to commercial and defense aerospace customers. We operate globally in over 20 countries through four business segments: Parts Supply, Repair & Engineering, Integrated Solutions and Expeditionary Services. For the twelve months ended November 30, 2023, we generated sales and Adjusted EBITDA of $2.2 billion and $210.6 million, respectively.

We were founded in 1951, are based in Wood Dale, Illinois and have approximately 5,000 dedicated employees.

Our Business Segments

Parts Supply ($818 million in historical revenue in FY2023):

Our Parts Supply business primarily consists of sales of used serviceable aircraft engine and airframe material (“USM”) and aftermarket distribution of new, original equipment manufacturer (“OEM”)-supplied replacement parts. We have established formal distribution relationships with OEM suppliers of aircraft components, which are utilized by aircraft operators and aircraft repair and maintenance operations. We are a leading independent distributor of factory new aircraft parts for the aftermarket. As we continue to shift our business toward digital solutions, we have developed the online PAARTSsm Store, which facilitates the electronic fulfillment of orders when customers choose this channel.

USM is an important category of the aviation aftermarket in which parts removed from engines or airframes can be refurbished to be utilized as replacement parts in the aftermarket. These materials undergo rigorous inspection and certification or repair to ensure airworthiness and reliability. We utilize a network of third-party repair facilities to perform this work. USM parts often represent a cost-effective and more timely solution for operators when compared to sourcing new parts.

We take an active role in sourcing USM inventory by monitoring the market for opportunities to acquire used aircraft and engines. After acquisition, we manage the process of disassembly, repair and inspection of the various parts or discreet components that can be sold to customers. Our extensive network of industry relationships and presence in the market positions us with operators, lessors and other trading companies to source opportunities. Additionally, our global reach and long-standing customer relationships position us to meet market demand for these products. We also leverage other AAR business lines, in particular Integrated Solutions and Repair & Engineering, to improve our digital intelligence, technical capabilities, cross selling ability and end-to-end digital order fulfillment.

Our distribution business of new OEM-supplied replacement parts supplies components to aircraft operators, airlines, government customers and other MRO companies across the world. Our parts are supplied to narrow-body, wide-body and regional aircraft. In most cases, we enter exclusive relationships with OEM manufacturers for a given market where we are the only provider of that supplier’s product category. Our global scale, independence and sales capability across both commercial and government end-markets is a competitive differentiator. We utilize data-driven intelligence and our connectivity to the AAR ecosystem to enhance our ability to deliver the right products through a highly technical salesforce. We have invested meaningfully in e-commerce capabilities to integrate digitally with our customers for data interchange and ease of digital quoting.

Repair & Engineering ($533 million in historical revenue in FY2023):

We provide major airframe inspection, maintenance, repair and overhaul, painting services, line maintenance, airframe modifications, structural repairs, avionics service and installation, exterior and interior refurbishment and engineering services and support for many types of commercial and military aircraft. We also repair and overhaul various aircraft components, landing gear, wheels and brakes for commercial and military aircraft.

We operate six airframe maintenance facilities, two component repair facilities and one landing gear overhaul facility. Our U.S. airframe maintenance facilities are in Indianapolis, Indiana; Oklahoma City, Oklahoma; Miami, Florida; and Rockford, Illinois, and our Canadian airframe maintenance facilities are in Trois Rivières, Quebec and Winsor, Ontario. Our component repair facilities are in Garden City, New York and Amsterdam, The Netherlands. Our landing gear overhaul facility is in Miami, Florida. We recently announced the expected expansions of both our Miami and Oklahoma facilities to meet growing customer demand.

Our Repair & Engineering business primarily supports narrow-body Airbus, Boeing and Embraer regional aircraft for customers, as well as U.S. government defense agencies.

A key growth area for AAR is our Repair & Engineering business, which includes the development of Parts Manufacturer Approval (“PMA”) parts for aftermarket applications. PMA is a designation under Federal Aviation Administration (“FAA”) regulations that permits the design of approved parts for specific aircraft components that can be provided by non-OEM sources at cost-efficient and sometimes improved availability.

Once acquired, the Triumph Group Product Support Business will be integrated into our Repair & Engineering business.

Integrated Solutions ($547 million in historical revenue in FY2023):

Our Integrated Solutions business primarily consists of our fleet management and operations of customer-owned aircraft, customized performance-based supply chain logistics programs in support of the U.S. Department of Defense (“DoD”) and foreign governments, flight hour component inventory and repair programs for commercial airlines and integrated software solutions, including Trax USA Corp. (“Trax”).

Government Supply Chain & Third Party Logistics. We provide some or all of the following functions: material planning, sourcing, logistics, information and program management and parts and component repair and overhaul.

Government Contractor Logistics Support. We provide fleet management and operations of customer-owned aircraft for the U.S. Department of State (“DoS”) under the INL/A WASS contract. We are the prime contractor on this ten-year performance-based contract which began in fiscal 2018. Our services under the contract include operating and maintaining the global DoS fleet of fixed- and rotary-wing aircraft.

Government Performance Based Logistics. We also provide customized performance-based supply chain logistics programs in support of the DoD and foreign governments. The types of services provided under these programs include some or all of the following functions: material planning, sourcing, logistics, information and program management, airframe maintenance and maintenance planning and component repair and overhaul.

Commercial Power-by-the-Hour Component Support. We provide customized flight hour component inventory and repair programs, warranty claim management and outsourcing programs for airframe parts and components in support of our airline and government customers’ maintenance activities.

Trax Aviation Software. Through our recent acquisition of Trax, we operate what was the first fully cloud-based electronic enterprise resource platform for the MRO industry (“eMRO”). We also offer a full suite of “paperless” mobility apps that are in process of automating MRO workflows with artificial intelligence. Through Trax, we are a leading provider of maintenance software for airlines, other aircraft operators and MROs with over 130 customers that have an average tenure of over 10 years. These software products increase maintenance efficiency, improve asset utilization and streamline the information flow among interested parties during the maintenance process. The software also seamlessly creates the required regulatory system of record required by airline and lessor customers.

Expeditionary Services ($92 million in historical revenue in FY2023):

Our Expeditionary Services business primarily consists of products and services supporting the movement of equipment and personnel by the U.S. and foreign governments and non-governmental organizations.

We design, manufacture, and repair transportation pallets and a wide variety of containers and shelters used in support of military and humanitarian tactical deployment activities. The containers and shelters are used in numerous mission requirements, including armories, supply and parts storage, refrigeration systems, tactical operation centers, briefing rooms, laundry and kitchen facilities, water treatment and sleeping quarters. Shelters include both stationary and vehicle-mounted applications. We also provide engineering, design and system integration services for specialized command and control systems.

Acquisitions

Triumph Group Product Support Business

On December 21, 2023, we entered into a definitive agreement with Triumph Group to acquire its Product Support business for $725 million in cash. The Triumph Group Product Support Business is a leading global provider of specialized maintenance, repair and overhaul capabilities for critical aircraft components in the commercial and defense markets. The Triumph Group Product Support Business provides MRO services for structural components, engine and airframe accessories, interior refurbishment, and wheels and brakes. Additionally, the Triumph Group Product Support Business designs proprietary designated engineering representative (“DER”) repairs and PMA parts.

The Triumph Group Product Support Business services both the commercial and military aftermarkets across five primary locations with a highly skilled workforce of over 700 employees. For the twelve months ended December 31, 2023, the Triumph Group Product Support Business generated approximately $266.5 million of net sales and $49.9 million of Adjusted EBITDA, representing an Adjusted EBITDA margin of 18.7%. For the fiscal year ended March 31, 2023, the Triumph Group Product Support Business’s sales by end market were as follows:

This acquisition will meaningfully scale our proprietary repair capabilities and will be highly complementary with our existing portfolio. The Triumph Product Support Business will offer benefits of integrating existing AAR parts, trading and integrated solutions volumes with newly acquired facilities and proprietary capabilities—including approximately 10,000 part numbers, approximately 6,000 proprietary DER repair capabilities, 90 aircraft type, plus variants and engines, and 36 Air Transport Association chapters. Its Thailand facility will enable us to significantly expand and enhance our operations and capabilities in the Asia-Pacific region, a strategic long-term growth market.

Trax

On March 20, 2023, we acquired Trax, a leading independent provider of aircraft MRO and fleet management software for $120 million plus contingent consideration of up to $20 million based on Trax’s adjusted revenue in calendar years 2023 and 2024. Founded in 1999, and headquartered in Miami with approximately 100 employees, Trax offers critical software applications to a diverse global customer base of airlines, MROs and government aircraft operators supporting approximately 5,000 aircraft.

Trax’s comprehensive solutions support the entire spectrum of maintenance activities and create the system of record required by airlines, MROs and government aircraft operators. Trax’s eMRO product is a web-based enterprise MRO software solution for managing aircraft maintenance and fleet management, including materials planning and purchasing, engineering, scheduling, regulatory compliance, work orders and personnel. Its eMobility products provide a suite of mobile applications, including task cards, digital manuals, electronic log books, fleet status and warehouse management.

Competitive Strengths

Leading global independent provider of aftermarket aviation services across commercial and government end-markets. Our position as an independent global service provider is a differentiator. Many of our competitors are part of a larger OEM or airline operator. This independence results in a larger total set of opportunities and allows us to be better aligned with our suppliers and customers by focusing solely on serving their needs in the aviation aftermarket. Furthermore, this independence positions us well to address key industry challenges with solutions such as marketplaces for parts procurement, predictive maintenance and the introduction of new PMA parts.

Strong focus on safety and quality. We recognize that as a participant in the global aviation industry our commitment to safety and quality are critical. Our corporate values start with “Quality First. Safety Always,” which help establish a culture that is focused on safety and quality. Our Safety Management System program received official recognition by the FAA, making it the first independent third-party MRO organization to implement this system. This program ensures that our operations maintain their position on the cutting-edge of aviation safety.

Deep technical knowledge and long-standing customer relationships. Our deep technical aircraft and engine knowledge spans the services we provide to the aviation aftermarket. In Parts Supply, our USM capabilities are underpinned by the ability to assess, inspect, and manage the repair of different aircraft and engine parts. In Repair & Engineering and Integrated Solutions, our repair and supply chain management offering require significant technical capability and sophisticated solutions. These differentiated capabilities help drive our long-standing customer relationships. Additionally, many of our customers utilize our services across our businesses.

Unique portfolio of high-quality solutions with lower cost to the customer. Many of our products and services are lower cost solutions than the alternative available to our customers. The USM we provide is often sold at a discount to the new, OEM alternative, which results in savings to our customers. Our heavy maintenance repair work is more efficient and results in a lower cost than airlines can achieve conducting this work internally. Additionally, we provide commercial best practice solutions to the government end-market, which frequently results in reduced turnaround times and reduced cost to our government customers. Across these lower cost solutions, we strive to maintain the highest level of quality.

Integrated, connected business model drives cross-divisional opportunities, improved market access and data intelligence to better serve our customers. Our three aviation-focused businesses: Parts Supply, Repair & Engineering and Integrated Solutions are each able to leverage the others to deliver additional opportunities while enhancing the value proposition for our customers. This connected business model allows us to operate more efficiently, improve our market intelligence and cross-sell our services. For example, our Integrated Solutions business leverages the full spectrum of AAR capabilities by combining the parts business with repair solutions under long-term contracts, positioning us as the one-stop shop solution for customers. Additionally, data and market intelligence we have access to allows us to create digital solutions for the global aviation aftermarket.

Our Business Strategy

Grow USM volumes through strategic supply sources and extensive base of customer demand. We use our unique global commercial sales force to identify high-demand materials, which we price using extensive technical aircraft and engine expertise and a deep understanding of end-market demand. We have certain proprietary sources of material, and we expect to add additional such sources going forward. We design repair procedures and manage a network of suppliers to disassemble and overhaul the material we have acquired, and then use our global commercial sales force to market the resulting USM. In recent years, we have observed aircraft operators and lessors that had previously bought exclusively new parts seek USM to reduce costs and improve availability in a supply chain-constrained environment. In particular, we expect the U.S. Government and aircraft operators in Asia to increase their USM adoption going forward, and we expect to continue to be a leader in meeting global demand through our material sourcing capability, technical expertise and reputation for quality, reliability and safe products.

Develop additional distribution opportunities to aircraft component manufacturers and our entry into the business aircraft and electronics markets. We distribute aircraft components primarily on an exclusive basis into the aerospace aftermarket using a senior, globally deployed, technically astute sales force that actively markets the products we distribute as superior alternatives to competing products. This approach has driven increased sales for our OEM partners relative to catalog-based distributors and OEMs’ internal aftermarket sales efforts, resulting in additional demand for our distribution offering. We expect to continue to use this model to drive strong performance and as the basis for additional distribution lines from both existing and new OEM relationships. In addition, we expect our entries into the business aviation end-market and electronics product line to drive further growth opportunities.

Expand digital capabilities across our integrated aftermarket platform to drive volumes, reduce costs and increase differentiated offerings. Our business is complex and data-intensive, which creates opportunity for solutions to improve throughput and facilitate better decision-making. Our vision for our Trax software platform is to enable an aircraft parts ecosystem that can foresee replacement needs, facilitate part readiness and allow seamless fulfillment. We are expanding the capability of our PAARTSsm Store eCommerce platform to capture additional market demand, provide dynamic market-driven pricing, and produce a more seamless customer experience. In our airframe maintenance hangars, we are leading the transition from paper to digital records, utilizing drone-based inspection techniques to improve turnaround times, and expanding the use of wearables technology to leverage fewer highly experienced technicians across more facilities.

Develop additional proprietary PMA parts and DER repairs for internal and external consumption based on our unique insights into the MRO marketplace. Our pending acquisition of the Triumph Group Product Support Business from Triumph Group brings significant additional PMA development capability and a large DER portfolio that we intend to combine with our own existing initiatives. Our scale and associated insight into parts and repair demand and costs uniquely position us to be able to identify new PMA and DER candidates, which we plan to use to drive additional high margin sales globally. Specifically, our assessment of opportunities to develop PMA parts is driven by knowledge obtained from serving thousands of aircraft in our facilities. We intend to balance the opportunity for proprietary PMA development against the important OEM relationships that we manage in our parts distribution business.

Meet demand for aircraft heavy maintenance and component repair. We plan to scale our component repair capabilities with the acquisition of Triumph Group Product Support. Additionally, we plan to expand our airframe maintenance facilities in both Miami and Oklahoma City to support demand for our services by long-term customer commitments. In both cases, we will be able to leverage existing cost structure across greater volumes to drive higher incremental margins and access relatively deep local labor pools. In addition, we have partnered with local government to fund some or all of both expansions.

Grow government business by leveraging our efficient, commercial best-practices approach to supporting aircraft and our government prime contracting capabilities. We plan to grow our government Parts Supply business by continuing to add additional new parts distribution lines supporting government customers including the Defense Logistics Agency and foreign governments, and by offering USM to the U.S. Government in conjunction with the recently enacted legislation directing the DoD to acquire and use USM for all commercial derivative aircraft and engines. In addition, we will seek to grow our portfolio of government Integrated Solutions programs, utilizing our expertise supporting commercial derivative aircraft and meeting the customer’s demand for commercial-best-practices approaches to supporting their aircraft fleets. Finally, we plan to leverage the advanced component repair capability of the Triumph Group Product Support Business, which does not currently sell directly to government customers, in conjunction with our prime contracting capabilities, to drive additional component repair work for government customers.